Exhibit 10.1
AMENDMENT NO. 2
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
EXCESS PLAN FOR UK TRANSFEREES
(EFFECTIVE AS OF OCTOBER 1, 2002)
     NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 2 to the NACCO Materials Handling Group, Inc. Excess Plan for UK Transferees (Effective as of October 1, 2002), effective as of the dates indicated herein. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
     Effective as of January 1, 2005, Subsection (c) of Section 1.5 of the Plan (as added by Amendment No. 1 to the Plan) is hereby deleted and replaced with the following provisions:
     “(c) The effective date of Amendment No. 1 to the Plan was December 31, 2004. Amendment No. 1 to the Plan temporarily froze the Excess Pension Benefits under the Plan effective as of December 31, 2004. Amendment No. 2 to the Plan retroactively eliminates this freeze so that Excess Pension Benefits under the Plan will continue to accrue through December 31, 2005. Pursuant to Amendment No. 2 to the Plan, Excess Pension Benefits under the Plan are hereby permanently frozen effective December 31, 2005.
     (d) The Company intends to further amend the Plan in order to bring it into compliance with the AJCA Guidance. Any Excess Pension Benefits that are deemed to have been deferred prior to January 1, 2005 and that qualify for “grandfathered status” under Section 409A shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the additional of Section 409A to the Code and, to the extent permitted by Code Section 409A, shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005.”
Section 2
     Effective December 31, 2005, the first sentence of Section 2.4 of the Plan is hereby amended in its entirety to read as follows:
     “Compensation shall mean the actual US compensation received by the Participant from the Controlled Group though December 31, 2005.”
Section 3
     Effective December 31, 2005, Section 2.10 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.10 Plan Administrator shall mean the Administrative Committee appointed under the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan.”

Section 4
     Effective December 31, 2005, Section 2.13 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.13 Targeted UK Pension Benefit shall mean an amount payable to the Participant in British Pounds Sterling equal to the annual benefit that would have been paid to the Participant under the UK Pension Plan if the Participant had continued to participate in the UK Pension Plan until December 31, 2005, taking into account the Participant’s service with the US members of the Controlled Group and all Compensation that would otherwise satisfy the definition of pensionable earnings under the UK Pension Plan (converted to UK equivalent earnings) through such date. Without limiting or expanding the foregoing, as applied to a Beneficiary, if the Participant dies after December 31, 2005 but before terminating employment with all members of the Controlled Group, the Targeted UK Pension Benefit payable to the Beneficiary shall be calculated as if the Participant had died while an active member of the UK Pension Plan; provided, however, that the Beneficiary shall not be entitled to receive the death in service lump sum benefit that would otherwise have been payable with respect to the UK Pension Plan.”
Section 5
     Effective as of January 1, 2005, the first two sentences of the last paragraph of Section 3.1(a) of the Plan (as added by Amendment No. 1 to the Plan) are hereby amended in their entirety to read as follows:
     “Notwithstanding any provision of the Plan to the contrary, all Excess Pension Benefits under the Plan shall be frozen as of December 31, 2005. In furtherance of, but without limiting the foregoing, a Participant shall not receive credit under this Plan for any service or compensation that is earned after December 31, 2005.”
Section 6
     Effective as of January 1, 2005, Section 3.1(b)(ii) is hereby amended by adding the following sentence to the end thereof, to read as follows:
     “The foregoing lump sum option shall only apply to Excess Pension Benefits that qualify for “grandfathered status” under Code Section 409A.”
          EXECUTED this 14th day of December, 2005.

NACCO MATERIALS HANDLING GROUP, INC.
By:	/s/ James M. Phillips
Title: Vice President of Human Resources

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